Exhibit 23.3

CONSENT OF NOMINEE FOR DIRECTOR OF BLEACH GROUP, INC.

I hereby consent to the reference to me in the prospectus included in the registration statement on Form S-1 of Bleach Group, Inc., as shall be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto.

/s/ John Petty
Name: John Petty
Date: February 12, 2013